SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Community Financial Shares, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transactions applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Thursday, June 13, 2013 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encouage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, proxy card and annual report are available at www.cfs.ilstk.com. To vote your proxy while visiting this site you will need the 12 digit voter control number in the box below. This communication is not a form for voting and presents only an overview of the more complete proxy materials which contain important information and are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you wish to obtain directions to the annual meeting so that you can vote your shares in person, please call Trish Cheaure at 630.545.0900. QUESTIONS VOTE 1.800.757.5755 www.proxy.ilstk.com www.cfs.ilstk.com If you wish to vote by mail or recieve a paper copy of these documents, you must request one. Please call 1.800.757.5755, or visit www.ilstk.com or email proxy@ilstk.com. This must be done TEN days prior to the meeting date. If you do not submit such a request, you will not otherwise receive a paper or e-mail copy of the proxy materials. To request a paper or e-mail copy of these items, you will need your 12 digit voter control number. VOTER CONTROL NUMBER View material online at www.cfs.ilstk.com A convenient way to view proxy materials and VOTE! You must use the 12 digit voter control number shown above to vote. Notice of Annual Meeting Date: Thursday, June 13, 2013 Time: 2:00 p.m., local time Place: Abbington Distinctive Banquets, 3 South 002 IL Route 53, Glen Ellyn, IL 60137 The purpose of the Annual Meeting is to take action on the following proposals: Proposal 1 — Election of eight (8) Directors to a one-year term Proposal 2 — The approval of a proposal to change the Company’s state of incorporation from the State of Delaware to the State of Maryland. Proposal 3 — The approval of a proposal to amend the Certificate of Designations for the Company’s Series C Convertible Noncumulative Perpetual Preferred Stock (the “Series C Preferred Stock”) to include conversion blockers that will prevent a holder of the Series C Preferred Stock from converting shares of the Series C Preferred Stock to the extent that such conversion would result in the holder or its affiliates beneficially owning more than 9.9% or 4.9%, as applicable, of the Company’s outstanding common stock. Proposal 4 — Ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. Proposal 5 — The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers. Proposal 6 — An advisory vote on the frequency of the non-binding advisory vote on the compensation of the Company’s named executive officers. The Company’s Board of Directors recommends that you vote “FOR” each of the nominees in proposal 1, “FOR” proposals 2 through 5 and that you vote “ONE YEAR” with respect to proposal 6.